UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8 - K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2016

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky 40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENTS
This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed Tempur Sealy International, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2015 (the “Original Report”), solely to supplement Item 5.02 of the Original Report to include additional disclosure regarding board committee membership of Richard W. Neu. This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on the Original Report, Richard W. Neu was elected to the Board of Directors (the “Board”) of the Company effective October 28, 2015. On February 2, 2016, the Company issued a press release announcing, among other things, that Mr. Neu had been appointed to serve as a member of two committees of the Board, the Audit Committee and the Compensation Committee, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 2, 2016

Tempur Sealy International, Inc.

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	Executive Vice President & Chief Financial Officer